UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2017 (January 19, 2017)

Univar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200

Downers Grove, IL 60515

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2017 (“First Amendment Effective Date”), Univar USA Inc. (the “Company”), as the borrower, and Univar Inc., as holdings, entered into the First Amendment (the “First Amendment”) to that certain credit agreement, dated July 1, 2015 (the “Credit Agreement” and, as amended by the First Amendment, the “Amended Credit Agreement”). Pursuant to the First Amendment, (i) Bank of America N.A. and the other lenders agreed to provide a new Term B-2 loan facility in an aggregate principal amount of $2.2 billion, which replaces all of the U.S. dollar loans and 175.6 million U.S. dollars of euro loans outstanding under the Credit Agreement immediately prior to the First Amendment Effective Date and (ii) 82.7 million euros of the original Term B loan facility remained outstanding (collectively, the “New Senior Term Facilities”).

The Company’s obligations under the New Senior Term Facilities are guaranteed on a senior secured basis, jointly and severally, by the Company, Univar Inc. and certain of its material wholly-owned U.S. subsidiaries. The Company, Univar Inc. and certain of its material wholly-owned U.S. subsidiaries have granted a lien over substantially all of their respective assets to secure the New Senior Term Facilities.

Pursuant to the First Amendment, the interest rates applicable to (i) the dollar denominated loans under the New Senior Term Facilities will be based on, at the Company’s option, a fluctuating rate of interest determined by reference to a base rate plus an applicable margin equal to 1.75% or a Eurocurrency rate plus an applicable margin equal to 2.75%, subject to a floor of 0.00% and (ii) the euro denominated loans remain unchanged. Other than as discussed above, the terms of the Amended Credit Agreement, including the maturity, which remains July 1, 2022, are principally unchanged from the provisions in the Credit Agreement.

The foregoing summary of the New Senior Term Facilities does not purport to be complete and is qualified in its entirety by reference to the complete terms of the First Amendment and the Amended Credit Agreement, filed as Exhibit 10.1 to this current report on Form 8-K, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the New Senior Term Facilities is hereby incorporated herein by reference into this Item 2.03.

Item 8.01	Other Events

Attached as Exhibit 99.1 and incorporated by reference herein is a copy of Univar Inc.’s press release dated January 20, 2017 announcing the effectiveness of the First Amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Credit Agreement and Amended Credit Agreement, dated as of January 19, 2017 between Univar USA Inc., Univar Inc., the several banks and financial institutions from time to time party thereto and Bank of America, N.A.

99.1	Press release dated January 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2017	Univar Inc.

	By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Executive Vice President, General Counsel and Secretary